UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2012

AUTOMATIC DATA PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 974-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2012, the Board of Directors (the “Board”) of Automatic Data Processing, Inc. (the “Company”) approved certain amendments to the Company’s Amended and Restated By-laws (the “By-laws”).

The amendments amended Section 1.01 of the By-laws to provide the procedures for business (other than director nominations governed by Section 2.04 of the By-laws) to be properly brought before an annual meeting of stockholders.  At any annual meeting of the stockholders, only such business shall be conducted as shall be brought before the annual meeting (a) by or at the direction of the chairman of the meeting or (b) by any stockholder who is a holder of record at the time of the giving of the notice and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the procedures set forth in Article I of the By-laws.  Section 1.01 was further amended to set forth the timing requirements and proper form of notice that must be delivered to the Company by any such stockholder in advance of any annual meeting of stockholders.

The amendments further amended Section 1.02 of the By-laws to provide the procedures for bringing a valid written request by the stockholders of the Company for a special meeting of the stockholders.

The amendments further amended Section 1.06 of the By-laws to provide that no vote of the stockholders taken at a regular or special meeting is required to be taken by written ballot.

The amendments further amended Section 1.07 of the By-laws to provide that any person presiding over a meeting of stockholders shall have the right and authority to convene, adjourn and reconvene any meeting of the stockholders from time to time as, in the judgment of such person, are appropriate for the proper conduct of the meeting, subject to rules and procedures governing such right as may be adopted by the Board, from time to time.

The amendments added a new Section 2.04 of the By-laws (thereby renumbering the sections in Article II subsequent thereto accordingly, in addition to section references in the By-laws to any such sections), to provide the procedures governing the nomination of directors to the Board.  Subject to the rights of the holders of any series of preferred stock of the Company or any class or series of stock having a preference over the common stock of the Company as to dividends or upon dissolution, liquidation or winding up, nominations for the election of directors may only be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of such nomination and at the time of the meeting, who is entitled to vote for the election of directors and who complies with the procedures set forth in Article II of the By-laws.  Section 2.04 was further amended to set forth the timing requirements and proper form of notice that must be delivered to the Secretary of the Company by any such stockholder in advance of nominating any person for election to the Board.

The amendments further amended Sections 3.01 and 3.02 of the By-laws, to delete the composition requirements, in addition to the powers, duties and responsibilities, governing the Audit Committee, Compensation Committee and the Nominating/Corporate Governance

Committee; all such requirements, in lieu of being specified in the By-laws, are set forth in each of such committee’s charters (which are available on the Company’s website at “adp.com”).  The information contained on or that can be accessed through the website is not incorporated by reference in this Current Report.

The amendments finally amended Section 4.03 of the By-laws, to provide that the compensation (rather than just salaries) of all officers and agents of the Company, shall be fixed by the Board and the chief executive officer of the Company (the “CEO”), or any such person to whom such authority is delegated by the Board or the CEO.

The summary description of the amendments to the By-laws above is qualified in its entirety by reference to such By-laws, which are filed herewith.  The full text of the By-laws, as amended, is filed as Exhibit 3.2 to this Current Report and is incorporated by reference herein.

Item 9.01.            Financial Statements and Exhibits.

Exhibit Number	Description
3.2	Amended and Restated By-laws of the Company

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2012

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President

3

Exhibit Index

Exhibit Number	Description
3.2	Amended and Restated By-laws of the Company